UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under the Securities Act of 1933

PORTFOLIO RECOVERY ASSOCIATES, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
75-3078675
(I.R.S. Employer Identification Number)
120 Corporate Boulevard
Norfolk, Virginia 23502
(757) 519-9300
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
Steven D. Fredrickson
Chairman of the Board,
Chief Executive Officer and President
Portfolio Recovery Associates, Inc.
120 Corporate Boulevard
Norfolk, Virginia 23502
(888) 772-7326
(Name, Address Including Zip Code, and Telephone Number, Including
Area Code, of Agent For Service)
Copy to:
Adam M. Fox, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
(212) 698-3500
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer: ☑	Accelerated filer: ☐	Non-accelerated filer: ☐	Smaller reporting company: ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Amount to be Registered/
Title of Class of	Proposed Maximum Offering Price per Unit/
Securities to be	Proposed Maximum Aggregate Offering Price.
Registered	Amount of Registration Fee
Common Stock, $0.01 Par Value	(1)(2)
Preferred Stock, $0.01 Par Value
Debt Securities

(1)	Not applicable pursuant to Instruction II.E. to Form S-3.

(2)	An indeterminate number of shares of Common Stock and Preferred Stock and an indeterminate amount of debt securities are being registered. The securities that are being registered may from time to time be offered for sale at indeterminate prices, with an aggregate offering price for all securities registered under this registration statement not to exceed $150,000,000..
          In reliance on Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fees relating to the registration of Common Stock hereby until such fees become payable in connection with an offering of such Common Stock.

PROSPECTUS
PORTFOLIO RECOVERY ASSOCIATES, INC.
Common Stock
Preferred Stock
Debt Securities

     We may offer Common Stock,Preferred Stock and debt securities from time to time in amounts, at prices and on terms to be determined at the time of the offering and set forth in one or more supplements to this prospectus, at an aggregate offering price not to exceed $150,000,000. The debt securities that we may offer may consist of subordinated debt securities consisting of notes or other evidence of indebtedness in one or more series. Each time we offer securities using this prospectus, we will provide the specific terms thereof, in one or more supplements to this prospectus. The prospectus supplements may also add, update or change the information in this prospectus and will also describe the specific manner in which we will offer securities.
     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and any accompanying prospectus supplement, including the information incorporated by reference, prior to investing.
     We may offer and sell securities directly to you, through agents we select, through underwriters or dealers that we select, or through a combination of these methods. We may also describe the plan of distribution for any particular offering of the securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them, including any applicable commissions or discounts, in a prospectus supplement. See the “Plan of Distribution” section beginning on page 11 for more information.
     Our Common Stock is quoted on the NASDAQ Global Stock Market under the symbol “PRAA.” On September 29, 2009, the closing sale price of our Common Stock, as reported by NASDAQ, was $ 46.01 per share. We encourage you to obtain the most current market quotation on our Common Stock. We have not determined whether we will list any of the other securities we may offer on any exchange or over-the-counter market. If we decide to seek the listing of any securities, the prospectus supplement will disclose the exchange or market
     Investing in our securities involves certain risks. Please review the information included in, and incorporated by reference into, this prospectus and any accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities including the information under the “Risk Factors” caption beginning on page 6.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 30, 2009

     You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement accompanying this prospectus and that we have referred you to. No dealer, salesperson or other person is authorized to give information that is different. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus or in any prospectus supplement is correct only as of the date on the front of those documents, regardless of the time of the delivery of this prospectus or any prospectus supplement or any sale of these securities.

Part I
ABOUT PORTFOLIO RECOVERY ASSOCIATES, INC.
     Portfolio Recovery Associates, Inc. is a Delaware corporation engaged in the business of purchasing, managing and collecting portfolios of defaulted consumer receivables, as well as offering a broad range of accounts receivable management services. Our primary business is the purchase, collection and management of portfolios of defaulted consumer receivables. These are the unpaid obligations of individuals to credit originators, which include banks, credit unions, consumer and auto finance companies and retail merchants. We also provide a broad range of contingent and fee-based services, including collateral-location services for credit originators via PRA Location Services, LLC and revenue administration, audit and debt discovery/recovery services for government entities through PRA Government Services, LLC and MuniServices, LLC. We believe that the strengths of our business are our sophisticated approach to portfolio pricing and servicing, our emphasis on developing and retaining our collection personnel, our sophisticated collections systems and procedures and our relationships with many of the largest consumer lenders in the United States. Our proven ability to service defaulted consumer receivables allows us to offer debt owners a complete outsourced solution to address their defaulted consumer receivables. The defaulted consumer receivables we collect are purchased from sellers of defaulted consumer debt. We intend to continue to build on our strengths and grow our business through the disciplined approach that has contributed to our success to date.
     Our principal corporate office is located at 120 Corporate Blvd, Norfolk, Virginia 23502, and our main telephone number at that location is (757) 519-9300. We maintain a website at www.portfoliorecovery.com. The information on our website does not constitute a part of this prospectus or any accompanying prospectus supplement.
ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement on Form S-3 (the “Registration Statement”) that we filed with the SEC, utilizing a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may offer from time to time in one or more offerings, on a continued or delayed basis, the securities described herein, as described in this prospectus, with a maximum aggregate offering price not to exceed $150,000,000.
     This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered, and we may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the headings below entitled, “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” before making an investment decision.
USE OF PROCEEDS
     We will retain broad discretion over the use of the proceeds from any sale of our securities under this prospectus. We expect to use the net proceeds from the sale of the securities for general corporate purposes, including, but not limited to, organic growth, working capital, capital expenditures, portfolio acquisitions and/or business acquisitions. The actual amounts and the timing of our use of the net proceeds will depend upon our specific funding needs at a given time, market conditions, the availability of other funds and other factors. Pending the application of proceeds, we may invest the funds temporarily in short-term investment grade securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus, any prospectus supplement, and the documents incorporated herein and therein by reference contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve risks, uncertainties and assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are forward-looking statements, including statements regarding overall trends, operating cost trends, liquidity and capital needs and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. The risks, uncertainties and assumptions referred to above may include, but are not limited to, the following:
•	continued deterioration of the economic environment including the stability of the financial system;

•	our ability to purchase defaulted consumer receivables at appropriate prices;

•	changes in the business practices of credit originators in terms of selling defaulted consumer receivables or outsourcing defaulted consumer receivables to third-party contingent fee collection agencies;

•	changes in government regulations that affect our ability to collect sufficient amounts on our acquired or serviced receivables;

•	changes in or interpretation of tax laws;

•	deterioration in economic conditions in the United States that may have an adverse effect on the our collections, results of operations, revenue and stock price;

•	changes in bankruptcy or collection agency laws that could negatively affect our business;

•	our ability to employ and retain qualified employees, especially collection personnel;

•	our work force could become unionized in the future, which could adversely affect the stability of our production and increase our costs;

•	changes in the credit or capital markets, which affect our ability to borrow money or raise capital to purchase or service defaulted consumer receivables;

•	the degree and nature of our competition;

•	our ability to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;

•	our ability to retain existing clients and obtain new clients for our fee-for-service businesses;

•	the sufficiency of our funds generated from operations, existing cash and available borrowings to finance our current operations; and

•	the risk factors listed from time to time in our filings with the Securities and Exchange Commission (the “SEC”).
     Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. You are urged to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including, but not limited to, those factors set forth in our most recent Annual Report on Form 10-K, as amended, under the captions “Risk Factors,” “Business,” “Legal Proceedings,” “Management’s Discussion and Analysis,” and any of those made in our other reports filed with the SEC. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Additional risks relating to our business, the industries in which we operate or any securities we may offer and sell under this prospectus may be described from time to time in our filings with the SEC. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.
RISK FACTORS
     Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and in the applicable prospectus supplement. See also “Cautionary Note Regarding Forward-Looking Statements” above.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     We have filed with the SEC a Registration Statement with respect to the securities offered by this prospectus. As permitted by the SEC’s rules, this prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. We provide the holders of our Common Stock with annual reports containing audited financial statements reviewed and audited by our independent auditors in accordance with accounting principles generally accepted in the United States following the end of each fiscal year. We also file reports with the SEC on a quarterly basis that contain financial information and results of operations. For further information about us and our Common Stock, we refer you to the Registration Statement and the exhibits and schedules filed with it, as well as to our other filings with the SEC, including our annual, quarterly, and current reports and any proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC, at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website site at http://www.sec.gov that contains reports, proxy statements, information statements and other information we have filed electronically with the SEC. You may also obtain information about us at our website at www.portfoliorecovery.com. However, the information on our website does not constitute a part of this prospectus. Statements contained in this prospectus as to the contents of any contract or other documents referred to are not necessarily complete, but are intended to be summaries of the relevant portions of the documents. We refer you to copies of any documents that may be filed with the SEC, or as exhibits to the Registration Statement. All statements relating to such documents are qualified in all aspects by such reference.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC permits us to incorporate by reference the information we file with the SEC; therefore, we can disclose important information to you without actually including the specific information in this prospectus, by referring you directly to those previously filed documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except to the extent any information contained in such filings is deemed “furnished” in accordance with SEC rules. Such furnished information is not deemed filed under the Exchange Act and is not incorporated in this prospectus.
•	Our annual report on Form 10-K for the year ended December 31, 2008 (filed with the SEC on February 27, 2008, as amended by a 10-K/A filed with the SEC on July 30, 2009);

•	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2009 (filed on May 11, 2009) and June 30, 2009 (filed on August 7, 2009); and

•	Our current reports on Form 8-K filed on February 12, 2009, March 20, 2009, April 28, 2009 and July 29, 2009.

•	The description of our Common Stock contained in our Registration Statement on Form 8-A as filed with the SEC on October 30, 2002, including any amendments thereto or any public disclosures that may update such description.
     Before you decide to invest in a particular offering of securities under this shelf registration, you should always check for the most recent reports that we may have filed with the SEC after the date of this prospectus. In all cases, you should rely on any later information over any conflicting information included in this prospectus.
     We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been incorporated in this prospectus by reference. Any such requests for copies should be directed to Judith Scott, Corporate Secretary, at Portfolio Recovery Associates, Inc., 120 Corporate Boulevard, Norfolk, VA 23502, by phone to telephone number (757) 519-9300, or by email to jsscott@portfoliorecovery.com.
DESCRIPTION OF OUR CAPITAL STOCK
     The following information describes our capital stock and provisions of our Amended and Restated Certificate of Incorporation, which we refer to herein as our Certificate of Incorporation, and our Second Amended and Restated By-laws, which we refer to herein as our By-laws. The following description is only a summary and does not purport to be complete, and is qualified in its entirety by reference to applicable provisions of Delaware law, and to our Certificate of Incorporation and our By-laws, each of which is filed as an exhibit to the Registration Statement of which this prospectus is a part, which you are encouraged to read. When we offer to sell a particular type of Security, we will describe the specific terms thereof in a supplement to this prospectus. Accordingly, for a description of our Common Stock, you must refer to both the prospectus supplement relating to the Common Stock and the description of the Common Stock described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
     Pursuant to our Certificate of Incorporation, we are authorized to issue up to 30,000,000 shares of Common Stock, $.01 par value per share and 2,000,000 shares of Preferred Stock, $0.01 par value per share. As of September 29, 2009, there were approximately 15,490,000 shares of Common Stock outstanding and no shares of Preferred Stock issued or outstanding.
     The Transfer Agent and Registrar for our Common Stock is Continental Stock Transfer and Trust Company. If we offer Preferred Stock, it is expected that the Transfer Agent and Registrar for our Preferred Stock will also be Continental Stock Transfer and Trust Company.
     Selected Provisions of our Certificate of Incorporation and By-Laws
     Our Certificate of Incorporation or our By-laws:
•	establish a classified board of directors, whereby our directors are elected for staggered terms in office so that only one-third of our directors stand for election in any one year;

•	require stockholders to provide advance notice of any stockholder nominations for directors or any proposal of new business to be considered at any meeting of stockholders;

•	require a majority vote to remove a director;

•	preclude stockholders from acting by written consent; and

•	permit a special meeting of stockholders to be called at the written request of 30% of the stockholders.
Classified Board
     Our Certificate of Incorporation provides that our directors shall be divided into three classes of directors, as nearly equal in number as possible, with overlapping three-year terms. One class of directors is to be elected each year with a term extending to the third succeeding annual meeting after election. The classification of the board has the effect of requiring that at least two annual stockholders meetings be held in order to replace a majority of the members of the board of directors.
Plurality Vote
     Directors may be elected by the affirmative votes of a plurality of the common shares. However, pursuant to our policy, any nominee for election as director who receives a greater number of votes withheld from his or her election than votes for such election will be asked to tender their resignation following the certification of the shareholder vote. The Nominating and Corporate Governance Committee of the board of directors will consider the resignation offer and recommend to the full Board whether or not our company’s and our shareholders’ best interests are best served by accepting the resignation.
Advance Notice Procedures
     Our By-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors at an annual or special meeting of the stockholders or bring other business before an annual meeting of the stockholders. This notice procedure provides that, in order to nominate candidates for election as directors or raise other matters at an annual meeting, the nominations must be made or the matters must be raised in our notice of meeting, or by or at the direction of our board of directors, or by a stockholder who (i) is a stockholder of record at the time of giving notice as required by the By-laws, (ii) is entitled to vote at the meeting, and (iii) complies with the notice provisions of the By-laws. If our chairman or other officer presiding at a meeting determines that a person was not nominated or other business was not brought before the annual meeting in accordance with the notice procedure, that person will not be eligible for election as a director or that business will not be conducted at the meeting.
Special Meetings of Stockholders
     Pursuant to our Certificate of Incorporation, a special meeting of the stockholders may be called at the written request of 30% of the stockholders.
Our Common Stock
     Each share of our Common Stock entitles the holder to one vote per share on all matters requiring a shareholder vote, a ratable distribution of dividends, if and when declared by the board of directors and in the event of our liquidation, dissolution or winding up, the holders of Common Stock will be entitled to share pro rata in the assets remaining after payment to creditors and after payment of the liquidation preference.
Authorized but Unissued Shares of our Common Stock
     Authorized but unissued shares of our Common Stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of NASDAQ. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Action by Written Consent
     Our Certificate of Incorporation does not permit stockholder action by written consent. The effect thereof may be to deter a future tender offer. Stockholders might view such an offer to be in their best interest should the offer include a substantial premium over the market price of our Common Stock at that time. In addition, this provision may have the effect of assisting our management to retain its position and place it in a better position to resist changes that the stockholders may want to make if dissatisfied with the conduct of our business.
Our Preferred Stock
     Our board of directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series, and may fix the number of shares in any series, with such voting powers, full or limited, or without voting powers and with such rights and preferences as our board of directors shall determine from time to time. The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of our outstanding Common Stock. Our board of directors may issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of our Common Stock.
If we offer a series of Preferred Stock, we will describe the specific terms of that series in a prospectus supplement, including:
•	the title of the series of Preferred Stock and the number of shares offered;

•	the price at which the Preferred Stock will be issued;

•	the voting rights of the Preferred Stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the Preferred Stock is convertible into any other securities, and the terms and conditions of any such conversion;

•	the liquidation preference of the Preferred Stock, and

•	any additional rights, preferences and limitations of the Preferred Stock.
          Any Preferred Stock will, when issued, be fully paid and non-assessable. The description of the terms of a series of Preferred Stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to that series of Preferred Stock. The registration statement of which this prospectus forms a part will include the certificate of designation as an exhibit or as a document incorporated by reference.
Selected Provisions of Delaware General Corporation Law
     We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”). In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date of the transaction in which the person or entity became an interested stockholder, unless:
•	prior to that time, the board of directors of the corporation approved the transaction in which the stockholder became an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholders owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by specified employee benefit plans; or

•	the business combination is approved by a majority of the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.
For the purposes of Section 203, a “business combination” is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or within the immediately preceding three years owned 15% or more of the corporation’s voting stock.

DESCRIPTION OF THE DEBT SECURITIES
     The prospectus supplement will describe the particular terms of any debt securities that we may offer and may supplement or differ from the terms summarized herein. The following summaries of the debt securities are not complete. You are urged to read the exhibits to the registration statement that include this prospectus and the description of the additional terms of any debt securities that may be included in the prospectus supplement.
General
     We may offer debt securities in the form of subordinated debt securities. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. See “Subordination” below.
     Within the total dollar amount of this shelf registration statement, we may issue debt securities in a separate series. We may specify a maximum aggregate principal amount for the debt securities of any such series. The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors or a committee thereof. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The terms of the debt securities may or may not: place limits on the amount of other debt that we may incur; contain provisions to protect holders against a sudden or dramatic decline in our ability to pay our debt; contain financial or similar restrictive covenants, and require that subordinated debt may be paid only if all payments due under our senior indebtedness, have been made.
     The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:
•	the title, denominations and form of the debt securities;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limits on the aggregate principal amount of the debt securities that may be issued;

•	the date or dates on which we must repay the principal, the maturity date and the principal amount due at maturity, and whether any discounts are applicable;

•	the rate or rates at which the debt securities will bear interest, and the date or dates from which interest will accrue;

•	the person or entity to which any interest on a debt security will be paid and the dates on which interest must be paid;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the terms and conditions on which we may redeem any debt securities, if at all;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	whether and under what circumstances the debt securities may be converted into, or exchanged for shares of our Common Stock, our Preferred Stock or other debt securities or for other securities or property;

•	any subordination provisions that will apply to any subordinated debt securities;

•	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	restrictions on transfer, sale or other assignment, if any;

•	the covenants associated with the debt securities, including any restrictive covenants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default, and any terms which may be required by us or be advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.
     We can issue debt securities in one or more series with the same or various maturities, at par, at a premium or at a discount. We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity. We will describe U.S. federal income tax considerations, if any, and other special considerations applicable to any of these debt securities in the prospectus supplement.
Conversion and Exchange Rights
     The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for other debt securities, Preferred Stock and Common Stock or other securities or property. The conversion or exchange may be mandatory or may be at our option or at your option, all as described in the prospectus supplement. The prospectus supplement will describe the conversion or exchange rate, how the amount of debt securities, number of shares of Preferred Stock and Common Stock or other securities or property to be received upon conversion or exchange would be calculated and the applicable conversion or exchange period.
Subordination
     The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration. If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors.
PLAN OF DISTRIBUTION
     We may sell the securities described in this prospectus from time to time in one or more transactions:
•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through designated agents; or

•	through a combination of any of the foregoing methods of sale.
     We may distribute the securities from time to time in one or more transactions at
•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.
     Each time that we use this prospectus to sell securities, we will also provide a prospectus supplement that contains the specific terms of the offering. Any public offering price may be changed from time to time. The prospectus supplement will set forth the terms of the offering, including, without limitation:
•	the name or names of any underwriters, or agents and the type and amounts of securities underwritten or purchased by each of them;

•	the name or names of any managing underwriter or underwriters;

•	the public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation, and

•	any discounts or concessions allowed or re-allowed or paid.
Direct Sales
     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.
To Underwriters
     Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent. The applicable prospectus supplement will name any underwriter or underwriters involved in a sale of our securities, which may be offered and sold at a price or at prices which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of our securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any of the market offerings of securities by or on our behalf. Underwriters may sell securities from time to time in one or more transactions to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.
Through Agents
     We may name an agent who may be involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.
Delayed Delivery Contracts
     If we so indicate in a prospectus supplement, we may authorize agents or underwriters to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information
     Underwriters and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them, and any profit realized by them on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. No underwriters or agents will be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities. Underwriters or agents who may become involved in the sale of our securities may be customers of, engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.
Stabilization Activities
     Any underwriter may engage in over-allotment, stabilizing transactions, syndicate-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These stabilizing activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
LEGAL MATTERS
     Except and unless as otherwise provided in any prospectus supplement or otherwise, certain legal matters in connection with the validity of the securities offered hereby will be passed upon for us by the law firm of Dechert LLP, New York, New York. The name of the law firm advising any underwriters with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.
EXPERTS
     The consolidated financial statements of Portfolio Recovery Associates, Inc. and subsidiaries as of December 31, 2008 and 2007 and for the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of Portfolio Recovery Associates, Inc. and subsidiaries for the year ended December 31, 2006 have been incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, our independent registered public accounting firm for the year ended December 31, 2006, and in reliance upon the authority of said firm as an expert in accounting and auditing.
     KPMG LLP’s audit report covering the December 31, 2008 and 2007 consolidated financial statements contains an explanatory paragraph that states that Portfolio Recovery Associates, Inc. adopted the provisions of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainties in Income Taxes, an interpretation of FASB Statement No. 109, effective January 1, 2007.
     KPMG LLP’s audit report on the effectiveness of internal control over financial reporting as of December 31, 2008, contains an explanatory paragraph that states that Portfolio Recovery Associates, Inc. acquired MuniServices, LLC (MuniServices) during 2008, and management excluded from its assessment of the effectiveness of Portfolio Recovery Associates, Inc.’s internal control over financial reporting as of December 31, 2008, MuniServices’ internal control over financial reporting associated with less than 5% of the total assets and total revenues reflected in the consolidated financial statements of Portfolio Recovery Associates, Inc. as of and for the year ended

December 31, 2008. KPMG LLP’s audit of internal control over financial reporting of Portfolio Recovery Associates, Inc. also excluded an evaluation of the internal control over financial reporting of MuniServices.
PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 14. Other Expenses of Issuance and Distribution
     The expenses in connection with the registration of the securities offered hereby are estimated as follows:

SEC Registration Fee	$(1)
Printing, Edgar and Duplication Costs	(2)
Accounting Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Other Fees and Expenses	(2)

Total	(2)

(1)	Deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
ITEM 15. Indemnification of Directors and Officers
     As authorized by Section 102(b)(7) of the DGCL, our Certificate of Incorporation provides that a director will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability for payments of dividends of stock purchased or redemptions in violation of the DGCL, and (iv) for any transaction from which the director derived an improper personal benefit.
     While our Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate of Incorporation will have no effect on the availability of equitable remedies, such as an injunction or rescission based on a director’s breach of such director’s duty of care.
     The DGCL provides for indemnification of directors, officers, employees and agents subject to certain limitations. Our By-laws provide for the indemnification of our directors, officers, employees and agents to the extent permitted by Delaware law. Our directors and officers are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act. We maintain directors’ and officers’ liability insurance policies insuring our directors and officers for certain covered losses as defined in the policies.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits
     The exhibits filed as part of this registration statement are as follows:
          (a) List of Exhibits

Number	Description

1.1	Form of Underwriting Agreement*

5.1	Opinion of Dechert LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3	Consent of Dechert LLP (included in Exhibit 5.1)

24	Power of Attorney (included on signature page)

*	If applicable, to be filed by a Current Report on Form 8-K and incorporated by reference herein.
ITEM 17. Undertakings
(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act to any purchaser:

if the registrant is relying on Rule 430B:

     (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Norfolk, Virginia, on September 30, 2009.

PORTFOLIO RECOVERY ASSOCIATES, INC.
By:	/s/ Steven D. Fredrickson
Steven D. Fredrickson, Chairman and Chief Executive Officer

POWER OF ATTORNEY
     We, the undersigned directors of the registrant, hereby severally constitutes and appoint Steven D. Fredrickson and Kevin P. Stevenson, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional securities in connection with this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date	Name and Title
September 30, 2009	By:	/s/ Steven D. Fredrickson
Steven D. Fredrickson
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

September 30, 2009	By:	/s/ Kevin P. Stevenson
Kevin P. Stevenson
Chief Financial and Administrative Officer, Executive Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)

September 30, 2009	By:	/s/ William Brophey
William Brophey
Director

Date	Name and Title
September 30, 2009	By:	/s/ Penelope Kyle
Penelope Kyle
Director

September 30, 2009	By:	/s/ Scott Tabakin
Scott Tabakin
Director

September 30, 2009	By:	/s/ David Roberts
David Roberts
Director

September 30, 2009	By:	/s/ James Voss
James Voss
Director